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                                                                      Exhibit 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Dexter Corporation on Form S-8 (File No. 333-42663) of our report dated June 8, 1999, on our audits of the financial statements of the Dexter Magnetic's Employee Retirement Income Trust Plan as of December 31, 1998 and 1997 and for the years then ended, which report is included in this Form 11-K for the year ended December 31, 1998.





/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Springfield, Massachusetts
June 29, 1999